As filed with the Securities and Exchange Commission on May 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	83-1895370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, 18th Floor

Cambridge, Massachusetts, 02142

(857) 327-8778

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Regina Graul, Ph.D.

President and Chief Executive Officer

245 First Street, 18th Floor

Cambridge, Massachusetts, 02142

(857) 327-8778

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2025

PROSPECTUS

499,998 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in the section entitled “Selling Stockholders” of up to an aggregate of 499,998 shares of our common stock, no par value per share (“common stock”).

The shares of common stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change, or at negotiated prices. See “Selling Stockholders” and “Plan of Distribution.” We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.

We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission. The registration of the shares of our common stock does not necessarily mean that any of such shares will be offered or sold by the selling stockholders.

A supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CYCN.” On May 5, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.97 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, over time, offer and sell the securities described in this prospectus. This prospectus provides you with a general description of our common stock. The selling stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholders and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” below.

We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before purchasing any securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. The selling stockholders are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Cyclerion,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Cyclerion Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries.

TRADEMARKS

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo, appearing in this prospectus and the documents incorporated by reference herein and therein. All other trademarks or trade names referred to in this prospectus and the documents incorporated by reference herein and therein are the property of their respective owners. Solely for your convenience, trade names, trademarks and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to those trade names, trademarks and service marks.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. All statements in this prospectus, other than statements of historical facts, including statements about future events, financing plans, financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “might,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•

we are currently considering a new potential product candidate and we may not be successful in acquiring license and other rights necessary to develop this technology, establish and successfully complete clinical studies, obtain necessary regulatory governmental approvals and successfully commercialize this product candidate;

•	there is substantial doubt regarding our ability to continue as a going concern and we will need to raise capital in the near term in order to maintain our operations;

•	we may be unable to access capital, capabilities, and transactions necessary to advance the development of the product candidate under evaluation and any future product candidates;

•

there is substantial uncertainty regarding our future financial performance, potential revenues, expense levels, payments, cash flows, profitability, tax obligations, concentration of voting control, as well as the timing and drivers thereof;

•

there is uncertainty regarding the impact of government funding and regulation in the life sciences industry, particularly with regard to funding for new drug development, staffing levels at government agencies and healthcare reform generally;

•

there may be substantial delays to timing, investment and associated activities involved in developing, obtaining regulatory approval for, launching and commercializing the product candidate under evaluation and potential future product candidates;

•	we may fail to maintain our Nasdaq listing;

•

there are significant risks in our investment in Tisento Therapeutics Inc. (“Tisento”) tied to Tisento developing, obtaining regulatory approval for, launching and commercializing its product candidates and such risks may negatively impact our investment in Tisento;

•	there is uncertainty regarding any liquidity or monetizable value of our equity interest in Tisento, which faces all the risks of an early-stage pharmaceutical development company;

•

there is uncertainty as to whether any future development, regulatory, and commercialization milestones or royalty payments provided for in the agreement with Akebia Therapeutics, Inc. will be achieved;

•

we are seeking to out-license our olinciguat technology to a third party which holds an option to negotiate a license to this technology and if the third party elects not to exercise the option or if we are unable to reach agreement on license terms, we may not reach agreement on the terms of a license arrangement;

•

our product candidates and those we have sold or out-licensed have not been approved for sale by regulatory agencies and may not prove to meet safety and efficacy requirements and if we are unable to comply with U.S. and non-U.S. regulatory requirements, including any post-approval development and regulatory requirements, or our potential future product candidates are unable to comply with such requirements, our operating results may suffer;

•	we may be unable to obtain reimbursement from the U.S. government and third-party payors for potential future product candidates if and when commercialized;

•

if we are unable to attract and retain employees needed to execute our business plans and strategies and or manage the impact of any loss of key employees our financial condition and results of operations may suffer;

•	our business may be negatively impacted if we are unable to obtain and maintain intellectual property protection for our current and potential future product candidates;

•	third parties may allege we infringe their intellectual property rights, which could result in adverse outcomes;

•	we may fail to maintain effective internal controls over financial reporting;

•	we may be impacted by trends and challenges in the market affecting our product candidates;

•

a determination that we constitute an investment company under the Investment Company Act of 1940, as amended, and if we are required to register thereunder, could have a material adverse effect on us;

•	we may be unable to compete with other companies that are or may be developing or selling products that are competitive with any potential future product candidates;

•	a pandemic or natural disaster may disrupt our business, including our development activities, resulting in a material adverse effect on our financial condition and results of operations; and

•	other factors that are described in Part 1, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 4, 2025.

The preceding list is not intended to be an exhaustive list of all forward-looking statements in this prospectus and any accompanying prospectus supplement. You should read this prospectus and any accompanying prospectus supplement with the understanding that actual future results, levels of activity, performance and achievements may be materially different from what is currently expected. We qualify all of the forward-looking statements by these cautionary statements. Additional factors that could cause results to differ materially from those described above can be found in the reports and information that we file with the SEC from time to time.

SUMMARY INFORMATION

This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein.

Company Overview

We are a biopharmaceutical company on a mission to develop treatments for serious diseases.

Our strategy for Cyclerion is to build a new pipeline with therapeutics to treat certain neuropsychiatric diseases. Over the past year, Cyclerion’s diligence team which is composed of committed external experts and internal personnel in their respective fields, have been conducting asset evaluations in many therapeutic areas. Throughout this process, the team identified and assessed dozens of products and other opportunities directed at addressing patient’s needs and increasing shareholder value. The team prioritized an individualized therapy for treatment resistant depression (“TRD”) as our foundational product candidate and we have entered into a non-binding option to license agreement for the intellectual property associated with this product. With the large unmet medical need in TRD, the clinical development stage of this asset, and the strong commercial opportunity, we believe that this product is well suited to be the foundation moving forward for Cyclerion. The program team is currently developing an integrated development and commercial strategy in TRD.

Corporate Information

We were incorporated in the Commonwealth of Massachusetts on September 6, 2018. Our principal executive offices are located at 245 First Street, 18th Floor, Cambridge, MA 02142. Our telephone number is (857) 327-8778. Our common stock is listed on the Nasdaq Capital Market under the symbol “CYCN.”

Private Placement

On March 21, 2025, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the selling stockholders for the private placement of 499,988 shares of the Company’s common stock, at a purchase price of $2.75 per share (the “Private Placement”). The closing of the Private Placement occurred on March 25, 2025. In connection with the Private Placement, the Company and the selling stockholders entered into a Registration Rights Agreement, dated March 21, 2025 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with the SEC under the Securities Act, covering the resale of the shares purchased in the Private Placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC and incorporated by reference in this prospectus. If any of the events or developments described were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock or other securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 499,998 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholders under this prospectus. Any proceeds from the sale of shares of common stock under this prospectus will be received by the selling stockholders. See “Selling Stockholders.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and are subject to, and qualified in their entirety by, our restated articles of organization, as amended, and our amended and restated bylaws, and applicable law.

Our authorized capital stock consists of 400,000,000 shares of our common stock and 100,000,000 shares of our preferred stock, 500,000 of which preferred stock is designated as Series A Convertible Preferred Stock, no par value per share (“Series A Preferred Stock”) and the rest of which preferred stock is undesignated. As of May 5, 2025, there were 3,210,094 shares of common stock outstanding and 351,037 shares of “Series A Preferred Stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of our common stock have no cumulative voting rights.

Preemptive Rights.

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or Redemption Rights

Our common stock is neither convertible nor redeemable.

Liquidation Rights

Upon our liquidation, the holders of our common stock would be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the Series A Preferred Stock or any other preferred stock then outstanding.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CYCN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 522-6645.

Preferred Stock

Subject to limitations of the MBCA and our restated articles of organization, as amended, and amended and restated bylaws, our board of directors may, without further action by our shareholders, from time to time, direct the issuance of additional shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, any or all of which may be greater than the rights of our common stock, as well as the qualifications, limitations or restrictions thereof, including:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices and terms; and

•	liquidation preferences.

We will specify the following terms relating to any class or series of preferred stock offered by us:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock.

Series A Preferred Stock

Each share of Series A Preferred Stock (i) is convertible at the option of the holder into one share of common stock, subject to adjustment for stock splits, combinations and similar events, (ii) is entitled to participate in any dividends paid to holders of common stock on an as-converted basis, and (iii) is entitled to a payment of $0.01 liquidation preference per share, before any amounts are paid to holders of common stock, upon the liquidation, dissolution or winding up of the Company, and thereafter will participate in any liquidation distributions to holders of common stock on an as-converted basis. The Series A Preferred Stock has no voting rights except as required by law.

Anti-Takeover Effects of Our Organizational Documents

Our restated articles of organization, as amended, and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors. These provisions include:

•

Action by written consent; special meetings of shareholders. Our amended and restated bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders or by the unanimous written consent of all shareholders in lieu of such a meeting. Our restated articles of organization, as amended, and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the shareholders can only be called pursuant to a resolution adopted by a majority of our board of directors or holders of at least 40% of our then outstanding common stock. Except as described above, shareholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

•

Advance notice procedures. Our amended and restated bylaws contain an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although our bylaws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

•

Proxy Access. Our amended and restated bylaws provide that a shareholder or a group of shareholders meeting certain conditions may nominate candidates for election as a director at an annual meeting of our shareholders using “proxy access” provisions. These provisions allow one or more shareholders (up to 20, collectively), owning at least 3% of our outstanding common stock continuously for at least three years, to nominate for election to our board of directors and to be included in our proxy materials up to the greater of two individuals or 20% of our board of directors, subject to the provisions included in our bylaws, including the provision of timely written notice to our Secretary.

•

Number of directors and filling vacancies; election of directors. Our restated articles of organization, as amended, provide that the number of directors is established by the board of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office. The ability of our board of directors to increase the number of directors and fill any vacancies may make it more difficult for our shareholders to change the composition of our board of directors. Our amended and restated bylaws provide that a majority of the votes properly cast for the election of a director shall effect such election unless there are more nominees than directorships, in which case a plurality standard shall apply.

•

Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•

Exclusive forum. Our restated articles of organization, as amended, require, to the fullest extent permitted by law, that derivative actions brought in the name of Cyclerion, actions against our directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the Commonwealth of Massachusetts. Although we believe this provision benefits us by providing increased consistency in the application of Massachusetts law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-Takeover Provisions under Massachusetts Law

Provisions Regarding Business Combinations

We are subject to the provisions of Chapter 110F of the MBCA. In general, Chapter 110F prohibits a publicly held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, five percent or more of the corporation’s voting stock.

Under Chapter 110F, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Massachusetts corporation may “opt out” of these provisions with an express provision in its original articles of organization or an express provision in its articles of organization or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Provisions Regarding a Classified Board of Directors

Section 8.06(b) of the MBCA provides that, unless a company opts out of such provision, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. We have opted out of this default requirement for a classified board of directors.

Pursuant to Section 8.06(c)(2) of the MBCA, however, our board of directors may unilaterally opt back into default requirements under Section 8.06(b) of the MBCA and become a classified board of directors without the approval of our stockholders. Sections 8.06(d) and (e) of the MBCA provide that when a board of directors is so classified, (i) stockholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. If our board of directors opts into this classified structure in the future, these provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, at least two annual meetings would generally be necessary for stockholders to effect a change in a majority of the members of our board of directors. As a result, the ability of our board of directors to adopt a classified structure in the future without the approval of our stockholders could have the effect of discouraging a potential acquirer from making a tender offer for a majority of the outstanding voting interest of our capital stock or otherwise attempting to obtain control of Cyclerion.

Indemnification of Directors and Officers

Our restated articles of organization, as amended, provide that the liability of our directors for damages for any breach of fiduciary duty shall be limited to the fullest extent permitted by law. Our amended and restated bylaws also provide that we will indemnify, and advance funds to and reimburse expenses of, our directors and officers that have been appointed by our board of directors to the fullest extent permitted by law, and that we may indemnify, and advance funds to and reimburse expenses of, such other officers and employees as determined by our board of directors. The right of indemnification provided under our amended and restated bylaws is in addition to and not exclusive of any other rights to which any of our directors, officers or any other persons may otherwise be lawfully entitled. We have also entered into indemnification agreements with our directors and officers, and we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Part 8 of the MBCA authorizes the provisions, described above, that are contained in our restated articles of organization, as amended, and amended and restated bylaws. In addition, Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such action.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the selling stockholders identified below of up to an aggregate 499,998 shares of our common stock. The shares of our common stock issued and sold to the selling stockholders were offered and sold pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

We do not know how long the selling stockholders will hold the shares before selling them or how many shares the selling stockholders will sell and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock registered under the registration statement of which this prospectus is a part.

The following table sets forth the maximum number of shares of our common stock to be sold by each selling stockholder. We prepared the table based on information provided to us by the respective selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(3)
	Number	Number	Number	Percent(2)
Peter M. Hecht(4)	1,028,641	181,818	846,823	23.0%
J. Wood Capital Advisors LLC(5)	181,818	181,818	0	0.0%
Joe C. Cook, Jr.	95,602	90,909	4,693	*
Polaris Founders Capital Fund II, L.P. (6)	36,363	36,363	0	0.0%
Michael Higgins(7)	30,740	9,090	21,650	*

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Calculated based on 3,210,094 shares of our common stock outstanding on May 5, 2025.
(3)

No selling stockholder is obligated to sell all or any portion of the shares of our common stock shown as offered by it. Accordingly, we cannot estimate the actual number or percentage of shares of our common stock that will be held by any selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that no selling stockholder acquires additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(4)

Consists of (i) 559,203 shares of common stock held directly by Dr. Hecht, (ii) an additional 118,401 shares of common stock that underlie stock options that are currently exercisable or will be exercisable within 60 days, and (iii) 351,037 shares of common stock that may be issued upon conversion of shares of our preferred stock purchased by Dr. Hecht in May 2023. These shares of preferred stock have no voting rights but may be converted into our common stock by the holder at any time. The shares of common stock held directly by Dr. Hecht include (i) 20,000 shares of common stock issued on November 30, 2023 as restricted common stock for services as a member of our board of directors, of which 9,589 shares are vested as of May 5, 2025 and the remaining 10,411 shares vest ratably on a monthly basis through June 1, 2027, provided that Dr. Hecht remains as a director of the Company on each such applicable vesting date, subject to certain exemptions, (ii) 15,000 shares of common stock issued on December 1, 2023 as restricted common stock, of which 5,634 shares are vested as of May 5, 2025 and the remaining 9,366 shares vest ratably on a monthly basis through November 1, 2027, provided that Dr. Hecht remains as a consultant to or a director of the Company on each such applicable vesting date, subject to certain exemptions, and (iii) 15,000 shares of common stock issued on January 2, 2024 as restricted common stock, of which 5,423 shares are vested as of May 5, 2025 and the remaining 9,577 shares vest ratably through November 1, 2027, provided that Dr. Hecht remains as a consultant to or a director of the Company on each such applicable vesting date, subject to certain exemptions. Dr. Hecht serves as a member of our board of directors and previously served as our President and Chief Executive Officer.
(5)

Jason Wood, the Chief Executive Officer of J. Wood Capital Advisors LLC (“JWCA”), is deemed to be beneficial owner of all the shares owned by JWCA and may be deemed to share voting and dispositive power with respect to the shares held by JWCA. The principal business address of the foregoing persons is 1820 Calistoga Road, Santa Rosa, CA 95404.

(6)

Polaris Founders Capital Management Co. II, L.L.C. (“PFCM II”) is the general partner of Polaris Founders Capital Fund II, L.P. (“PFCF II”). PFCM II may be deemed to have sole voting and dispositive power with respect to the shares owned by PFCF II. Jonathan Flint and Terrance McGuire, a former member of our board of directors, are the managing members of PFCM II (collectively, the “PFCM Managing Members”). Each of the PFCM Managing Members, in their respective capacities with respect to PFCM II, may be deemed to share voting and dispositive power with respect to the shares held by PFCF II. The principal business address of the foregoing persons is One Marina Park Drive, 8th Floor, Boston, MA 02210.

(7)

Consists of (i) 10,740 shares of common stock held directly by Mr. Higgins, (ii) 20,000 shares of common stock issued as restricted common stock on November 30, 2023, of which 9,589 of these shares are vested as of May 5, 2025 and the remaining 10,411 shares vest ratably on a monthly basis through June 1, 2027, provided that Mr. Higgins remains as a director of the Company on each such applicable vesting date, subject to certain exemptions. Mr. Higgins serves as a member on our board of directors.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which no “Registrable Securities” as such term is defined in the Registration Rights Agreement, remain outstanding.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 4, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Report on Form 8-K as filed with the SEC on March 25, 2025;

•	the information in our proxy statement filed with the SEC on April 29, 2025, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

the description of capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 4, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Cyclerion Therapeutics, Inc.

245 First Street, 18th Floor

Cambridge, Massachusetts, 02142

(857) 327-8778

E-mail: IR@cyclerion.com

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.cyclerion.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Cyclerion Therapeutics, Inc. appearing in Cyclerion Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

499,998 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, all of which are to be paid by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates:

Amount to be paid
SEC registration fee	$250
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000
Miscellaneous	$5,000
Total	$35,250

Item 15.	Indemnification of Directors and Officers.

Indemnification of Directors and Officers

Our restated articles of organization, as amended, provide that the liability of our directors for damages for any breach of fiduciary duty shall be limited to the fullest extent permitted by law. Our restated bylaws also provide that we will indemnify, and advance funds to and reimburse expenses of, our directors and officers that have been appointed by our board of directors to the fullest extent permitted by law, and that we may indemnify, and advance funds to and reimburse expenses of, such other officers and employees as determined by our board of directors. The right of indemnification provided under our amended and restated bylaws is in addition to and not exclusive of any other rights to which any of our directors, officers or any other persons may otherwise be lawfully entitled. We have also entered into indemnification agreements with our directors and officers, and we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Part 8 of the MBCA authorizes the provisions, described above, that are contained in our restated articles of organization, as amended, and amended and restated bylaws. In addition, Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such action.

Item 16.	Exhibits.

The following is a list of exhibits filed as part of this registration statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Restated Articles of Organization of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615)).

3.2	Articles of Amendment to Restated Articles of Incorporation dated May 15, 2023 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on May 15, 2023) (File No. 001-38787).

3.3	Articles of Amendment to Restated Articles of Incorporation dated May 19, 2023 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on May 25, 2023) (File No. 001-38787).

3.4	Amended and Restated Bylaws of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615).

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP.

10.1	Stock Purchase Agreement, dated March 21, 2025, by and among Cyclerion Therapeutics, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 25, 2025) (File No. 333-230615)

10.2	Registration Rights Agreement, dated March 21, 2025, by and among Cyclerion Therapeutics, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 25, 2025) (File No. 333-230615)

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

107	Filing Fee Table

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining liability under the Securities Act:

i.

The information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

ii.

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on May 6, 2025.

CYCLERION THERAPEUTICS, INC.

By:	/s/ REGINA GRAUL, PH.D.
Regina Graul, Ph.D. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Regina Graul, Ph.D., and Rhonda Chicko, jointly and severally, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on May 6, 2025.

Signature	Title

/s/ REGINA GRAUL, PH.D. Regina Graul, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ RHONDA CHICKO Rhonda Chicko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ ERROL DE SOUZA, PH.D. Errol De Souza, Ph.D.	Director

/s/ PETER HECHT, PH.D. Peter Hecht, Ph.D.	Director

/s/ MICHAEL HIGGINS Michael Higgins	Director

/s/ STEVEN HYMAN, M.D. Steven Hyman, M.D.	Director

/s/ DINA KATABI, PH.D. Dina Katabi, Ph.D.	Director